KET KAEW WIMONTHA
Blk. 770 Pasir Ris St. 71, #05-350
Singapore  510770

September 7, 2010

Nexgen Petroleum Corp.
2808 Cowan Circle
Las Vegas, NV  89107

Attention: Mr. Hsien Loong Wong, CEO

Dear Sir:

Re:	Settlement and Conversion of US$510,000 debt owing from Nexgen Petroleum Corp. to Ket Kaew Wimontha

I hereby agree to the settlement of the US$510,000 debt owed to me from Nexgen Petroleum Cop. (the “Company”) in exchange for the conversion of such debt into 3,000,000 shares of common stock of the Company at a conversion price of $0.17 per share.

If the foregoing is satisfactory, please indicate your agreement by executing a copy of this letter where indicated below and returning an originally signed copy to the undersigned on or before September 14, 2010.

I appreciate your prompt response and action in settling the above matter.

Yours truly,

/s/ Ket Kaew Wimontha
KET KAEW WIMONTHA

The above terms and conditions are acknowledged and agreed to this 8th day of September, 2010.

NEXGEN PETROLEUM CORP.
per:

/s/ Hsien Loong Wong
(Authorized Signatory)